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                                      IBA
                           ION BEAM APPLICATIONS S.A.
                             CHEMIN DU CYCLOTRON, 3
                            B-1348 LOUVAIN-LA-NEUVE
                                    BELGIUM

                                                                    May 17, 1999

VIA FEDERAL EXPRESS

SteriGenics International, Inc.
4020 Clipper Court
Fremont, California 94538-6540

RE: NONDISCLOSURE AGREEMENT

    In connection with the consideration by Ion Beam Applications, s.a. ("IBA") and SteriGenics International Inc. (the "Company") of a possible business combination transaction (a "Transaction") the Company and IBA expect to make available to one another certain nonpublic information concerning their respective businesses, financial conditions, operations, assets and liabilities. As a condition to such information being furnished to each party and its directors, officers, employees, agents or advisors (INCLUDING without limitation attorneys, accountants, consultants, bankers and financial advisors) (collectively, "Representatives"), each party agrees to treat any nonpublic information concerning the other party (whether prepared by the disclosing party, its advisors or otherwise and irrespective of the form of communication) which is furnished hereunder to a party or to its Representatives now or in the future by or on behalf of the disclosing party (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter agreement, and to take or abstain from taking certain other actions hereinafter set forth.

    1. EVALUATION MATERIAL. The term "Evaluation Material" also shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by each party or its Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to such party or its Representatives pursuant hereto which is not available to the general public. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a breach of this Agreement by the receiving party or its Representatives, (ii) was within the receiving party's possession prior to its being furnished to the receiving party by or on behalf of the disclosing party, provided that the source of such information was not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information, (iii) is or becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or any of its Representatives, provided that such source was not known by the receiving party to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party, (iv) is independently developed by the recipient without use of Evaluation Material, or (v) is disclosed by the recipient or its Representatives with the disclosing party's prior written approval.

    2. PURPOSE OF DISCLOSURE OF EVALUATION MATERIAL. It is understood and agreed to by each party that any exchange of information under this agreement shall be solely for the purpose of evaluating a Transaction between the parties and not to affect, in any way, each party's relative competitive position to each party or to other entities. It is further agreed, that the information to be disclosed to each other shall only be that information which is reasonably necessary to a Transaction and that information which is not reasonably necessary for such purposes shall not be disclosed or exchanged.

    3. USE OF EVALUATION MATERIAL. Each party hereby agrees that it and its Representatives shall use the other's Evaluation Material solely for the purpose of evaluating a possible Transaction between the parties,
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and that the disclosing party's Evaluation Material will be kept confidential and each party and its Representatives will not disclose or use for purposes other than the evaluation of a Transaction any of the other's Evaluation Material in any manner whatsoever, provided, however, that (i) the receiving party may make any disclosure of such information to which the disclosing party gives its prior written consent and (ii) any of such information may be disclosed to the receiving party's Representatives who need to know such information for the sole purpose of evaluating a possible Transaction between the parties, who are provided with a copy of this letter agreement and who are directed by the receiving party to treat such information as confidential.

    4. SECURITIES LAWS. Each party hereby acknowledges that it is aware, and will advise its Representatives who are informed as to the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

    5. NON-DISCLOSURE. In addition, each party agrees that, without the prior written consent of the other party, its Representatives will not disclose to any other person the fact that any Evaluation Material has been made available hereunder, that discussions or negotiations are taking place concerning a Transaction involving the parties or any of the terms, conditions or other facts with respect thereto (including the sums thereof) provided, that a party may make such disclosure if in the written opinion of a party's outside counsel, such disclosure is necessary to avoid committing a violation of law. In such event, the disclosing party shall use its best efforts to give advance notice to the other party. In this regard the parties acknowledge that the Company is publicly traded in the United States, IBA is publicly traded in Belgium and IBA has filed a Schedule 13D with the Securities and Exchange Commission with respect to its ownership shares of common stock of the Company.

    6. REQUIRED DISCLOSURE. In the event that a party or its Representatives are requested or required (by oral questions, interrogatories, requests for information or documents in legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any of the other party's Evaluation Material, the party requested or required to make the disclosure shall provide the other party with prompt notice of any such request or requirement so that the other party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this letter agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver by such other party, the party requested or required to make the disclosures or any of its Representatives are nonetheless, in the opinion of counsel, legally compelled to disclose the other party's Evaluation Material to any tribunal, the party requested or required to make the disclosure or its Representative may, without liability hereunder, disclose to such tribunal only that portion of the other party's Evaluation Material which such counsel advises is legally required to be disclosed, provided that the party requested or required to make the disclosure exercises its reasonable efforts to preserve the confidentiality of the other party's Evaluation Material, including, without limitation, by cooperating with the other party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the other party's Evaluation Material by such tribunal.

    7. TERMINATION OF DISCUSSION. If either party decides that it does not wish to proceed with a Transaction with the other party, the party so deciding will promptly inform the other party of that decision by giving written notice thereof. In that case, or at any time upon the request of either disclosing party for any reason, each receiving party and its Representatives (except as otherwise required by law or the customary record keeping policies of the receiving party or its Representatives) will make reasonable efforts either to promptly deliver to the disclosing party, or to destroy, all written Evaluation Material (and all copies thereof and extracts therefrom) furnished to the receiving party or its Representatives by or on behalf of the disclosing party pursuant hereto, or the receiving party will make reasonable efforts to delete from any retained document any reference to Evaluation Material furnished to the receiving party or its Representatives by or on behalf of the disclosing party pursuant hereto. Notwithstanding the return, destruction or retention of any Evaluation Material, each party and its Representatives will continue to be bound by its obligations of confidentiality and other obligations hereunder.
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    8.  REPRESENTATION OF ACCURACY. Each party understands and acknowledges that neither party nor any of its Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material made available by it or to it. Each party agrees that neither party nor any of its Representatives shall have any liability to the other party or to any of its Representatives relating to or resulting from the use of or reliance upon such other party's Evaluation Material or any errors therein or omissions, therefrom. Only those representations or warranties which are made in a final definitive agreement regarding the Transaction, when, as and if executed, and subject to such limitations and restrictions as may be specified therein, will have any legal effect.

    9. DEFINITIVE AGREEMENTS. Each party understands and agrees that no contract or agreement providing for any Transaction involving the parties shall be deemed to exist between the parties unless and until a final definitive agreement has been executed and delivered. Each party also agrees that unless and until a final definitive agreement regarding a Transaction between the parties has been executed and delivered, neither party will be under any legal obligation of any kind whatsoever with respect to such a Transaction by virtue of this letter agreement except for the matters specifically agreed to herein. For purposes of this paragraph, the term "definitive agreement" does not include an executed letter of intent or any other preliminary written agreement. Both parties further acknowledge and agree that each party reserves the right, in its sole discretion, to provide or not provide Evaluation Material to the receiving party under this Agreement, to reject any and all proposals made by the other party or any of its Representatives with regard to a Transaction between the parties, and to terminate discussions and negotiations at any time.

    10. WAIVER. It is understood and agreed that no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

    11. NON-SOLICITATION. In consideration of the furnishing of Evaluation Material hereunder, each party agrees that, for a period of two years from the date hereof, neither such party nor any of its affiliates will solicit to employ any of the current officers or employees of the other party with whom such party has contact or who is specifically identified to such party during the period of such party's investigation of the other party with respect to a possible Transaction, so long as they are employed by the other party, without obtaining the prior written consent of the other party; provided, however, that solicitation for purposes of this paragraph shall not include solicitation of employees or officers (i) who first solicit employment from such party, or (ii) who are solicited (A) by advertising in periodicals of general circulation, or
(B) by an employee search firm on behalf of such party, so long as such party did not direct or encourage such firm to solicit such employee or officer or any other employees or officers of the party.

    12. MISCELLANEOUS. Each party agrees to be responsible for any breach of this agreement by any of its Representatives acting in such capacity. No failure or delay by either party or any of its Representatives in exercising any right, power or privileges under this agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right, power, or privilege hereunder, and the non-breaching party shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this letter agreement but shall be in addition to all other remedies available at law or equity. In the event of litigation relating to this letter agreement, if a court of competent jurisdiction determines that either party or any of its Representatives have breached this letter agreement, then the breaching party shall be liable and pay to the non-breaching party the reasonable legal fees incurred in connection with such litigation, including an appeal therefrom. In case any provision of this agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability, of the remaining provisions of the agreement shall not in any way be affected or impaired thereby.

    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of laws thereof. Venue for any action to enforce the provisions of this Agreement shall be properly laid in any state or federal court in the State of California.
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    13.  COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    If the foregoing meets with your approval, please sign in the space provided below and return a copy to us.

                                          Very truly yours,
                                          Ion Beam Applications, SA
                                          By: /s/ PIERRE MOTTET
              ------------------------------------------------------------------
                                          Name: Pierre Mottet
                                          Title: CEO

    Accepted and agreed as of the date first written above:

    Sterigenics International, Inc.

    By: /s/ JAMES A. CLOUSER
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    Name: James A. Clouser

    Title: President & CEO